Exhibit 21
List of Subsidiaries of GWG Holdings, Inc.
As of November 5, 2021

Name	State or Other Jurisdiction of Incorporation or Formation
GWG Life, LLC	Delaware

GWG DLP Funding IV, LLC	Delaware

GWG DLP Funding V Holdings, LLC	Delaware

GWG DLP Funding V, LLC	Delaware

GWG DLP Funding Holdings VI, LLC	Delaware

GWG DLP Funding VI, LLC	Delaware

GWG Life Trust	Utah

GWG MCA Capital, Inc.	Delaware

GWG Life USA, LLC	Delaware

FOXO Technologies, Inc.	Delaware

The Beneficient Company Group, L.P	Delaware

Beneficient Company Holdings, L.P.	Delaware

Beneficient Capital Company, L.L.C.	Delaware

Beneficient Administrations and Clearing Company, L.L.C.	Delaware

The Beneficient Company Group (USA), L.L.C	Delaware

The Beneficient Company Group (USA) II, L.L.C	Delaware

Beneficient Fiduciary Financial, L.L.C.	Delaware

Beneficient Capital Markets, L.L.C.	Delaware

Ben Liquidity, L.L.C.	Delaware

Ben Custody, L.L.C.	Delaware

Ben Insurance, L.L.C.	Delaware

Ben Markets, L.L.C.	Delaware

PEN Indemnity Insurance Company, Ltd.	Bermuda